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                                  EXHIBIT 99.1


CONTACT:

Barry Bilmes
Vice President Finance & Administration
Brothers Gourmet Coffees, Inc.
(561) 995-2600



         BROTHERS GOURMET COFFEES, INC. RETAINS SCHRODER & CO., INC.


Boca Raton, Florida, March 2, 1998 - Donald D. Breen, President and CEO of Brothers Gourmet Coffees, Inc., (NASDAQ:BEAN) announced today that the Board of Directors has retained the investment bank, Schroder & Co., Inc., to help evaluate the company's brand, business and growth strategies and to identify potential methods and opportunities to enhance shareholder value. Mr. Breen stated: "The wholesale gourmet coffee category is vibrant and growing. The Board of Directors and management believe that the Company and the Brothers brand are well positioned to benefit from this dynamic category's continued development."

Brothers Gourmet Coffees, Inc. is a leading branded roaster of wholesale gourmet coffees, offering a variety of unique gourmet coffees and packages to grocery, military, mass and specialty merchandisers, food service and warehouse club classes of trade.